FILED PURSUANT TO RULE 424(b)(3)

                        Registration No. 333-145830

                                   PROSPECTUS

                                  NO SHOW, INC.

                    Up to 6,050,000 Shares of Common stock

Prior to this offering, there has been no public market for No Show, Inc. common stock.

No Show, Inc. is a women's intimate apparel company and currently has minimal operations. Any investment in the shares offered herein involves a high degree of risk. Our independent auditor has issued an audit opinion for No Show, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 6.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of July 31, 2007, we have 21,050,000 common shares issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After this Registration statement becomes effective, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board.
Until our common stock is quoted on the OTC-BB, the offering will be made at $0.02 per share.

Resale restrictions on transferring "Penny Stocks" are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock. Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is December 6, 2007

                            TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 3
THE OFFERING. .......................................................... 3
SUMMARY FINANCIAL INFORMATION........................................... 5
RISK FACTORS............................................................ 6
RISK FACTORS RELATING TO OUR FINANCIAL CONDITION........................ 6
RISK FACTORS RELATING TO OUR COMPANY.................................... 7
RISK FACTORS RELATING TO OUR COMMON SHARES..............................12
CAPITALIZATION .........................................................15
FORWARD-LOOKING STATEMENTS..............................................15
OFFERING INFORMATION....................................................16
USE OF PROCEEDS.........................................................16
DETERMINATIN OF THE OFFERING PRICE......................................16
DILUTION................................................................16
DESCRIPTION OF BUSINESS.................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............22
LEGAL PROCEEDINGS.......................................................24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............25
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........28
CERTAIN RELATINSHIPS AND RELATED TRANSACTIONS...........................30
SELLING SHAREHOLDERS....................................................28
PLAN OF DISTRIBUTION....................................................33
DIVIDEND POLICY.........................................................35
DESCRIPTION OF SECURITIES...............................................36
LEGAL MATTERS...........................................................39
EXPERTS.................................................................39
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................39
WHERE YOU CAN FIND MORE INFORMATION.....................................40
FINANCIAL STATEMENTS....................................................41

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...........................II-2
RECENT SALES OF UNREGISTERED SECURITIES...............................II-2
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-4
POWER OF ATTORNEY.....................................................II-6
SIGNATURES............................................................II-7

We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                             PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that you should consider before investing in the shares. You are urged to read this prospectus in its entirety, including the information under "Risk Factors" and our financial statements and related notes included elsewhere in this prospectus.

                                Our Company

No Show, Inc. ("No Show" or "the Company") was incorporated in the State of Nevada on August 23, 2005. We are in the business of designing and marketing women's intimate apparel. Emphasis in the design would include using fabrics and a stitch design which would not show through regular clothing as undergarments. Once management designs these undergarments, clothing contract manufacturers will be identified to replicate these garments. Management plans to market their products through retail women's clothing stores. Activities to date have been limited primarily to organization, initial capitalization, establishing an appropriate operating facility in Las Vegas, Nevada, and commencing with initial operational plans. As of the date of this offering circular, the Company has developed a business plan, established administrative offices and started to design its women's intimate apparel product(s).

Our principal executive offices and our headquarters is located at 3415 Ocatillo Mesa Way, North Las Vegas, NV 89031, and our telephone number at this address is (702) 277-7366.

                            About this Offering

This offering relates to the resale of up to 6,050,000 shares of common stock. All of the 6,050,000 shares, when sold, will be sold by these selling stockholders.

Common stock offered by the selling    Up to 6,050,000 shares of our common
stockholders                           stock.

Offering Price                         $0.02 per share.

Securities Issued and Outstanding      21,050,000 shares of our common stock
                                       are issued and outstanding as of the
                                       date of this prospectus.  All of the
                                       common stock to be sold under this
                                       prospectus will be sold by existing
                                       shareholders and thus there will be no
                                       increase in our issued and outstanding
                                       shares as a result of this offering.
                                       The issuance to the selling shareholders was exempt due to the provisions of Regulation D.

Use of Proceeds of the Offering        We will not receive any proceeds from
                                       the sale of the common stock by the
                                       selling stockholders.

Use of Proceeds of the Offering        We will not receive any proceeds from
                                       the sale of the common stock by the
                                       selling stockholders.

Risk Factors                           This offering involves a high degree of
                                       risk.  See "Risk Factors" and the other
                                       information in this prospectus for a
                                       discussion of the factors you should
                                       consider before deciding to invest in
                                       our common shares.

OTC/BB symbol                          Not applicable.  We are not trading on
                                       any exchange.


Blank Check Company Issues

Rule 419 of the Securities Act of 1933 (the "Act") governs offerings by "blank check companies." Rule 419 defines a "blank check company" as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

Our management believes that our company does not meet the definition of a "blank check company" because, while we are in the development stage, we do have a specific business plan and purpose and we are not in business to engage in a merger or acquisition with an unidentified company or companies. We were formed in August, 2005 with the purpose of designing and marketing women's intimate apparel. Our business plan has not changed since our inception. We have yet to complete our business plan in producing intimate apparel, and we have not yet made any sales of intimate apparel nor generated any revenues from operations.

                        Selected Financial Information

The selected financial information presented below is derived from and should be read in conjunction with our financial statements, including notes thereto, appearing elsewhere in this prospectus. See "Financial Statements."




                        Summary Operating Information

                                          For the fiscal years ended
                                          --------------------------
                                           July 31,        July 31,
                                           2007            2006
                                          -----------     ----------
Revenues                                  $         -     $        -

Expenses:
  General & Administrative                     16,130          2,870
                                          -----------     ----------
Total Expenses                                 16,130          2,870
                                          -----------     ----------
Net Income (Loss)                             (16,130)        (2,870)

Weighted Average number of
common shares outstanding
and fully diluted                           21,050,000        50,000
                                          ============    ==========

Net Income (Loss) per share -
basic and fully diluted                         (0.00)        (0.00)
                                          ============    ==========

Summary Balance Sheet Data
--------------------------

Total current assets                           15,000         10,130
                                          ------------    ----------
Total Assets                                   15,000         10,130
                                          ============    ==========
Total current liabilities                           -              -
                                          ------------    ----------
Total liabilities                                   -              -
Total Stockholder's Equity                     15,000         10,130
                                          ============    ==========

                                   RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below actually occurs, our business, financial condition or results of operations could be negatively affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment in our common stock.

             Risk Factors Relating to Our Financial Condition

1.  If we do not obtain additional financing, our business will fail.

The Company needs additional capital in order to expand its operations. The Company business plan is to design and market women's intimate apparel. These plans will require additional capital. This need for additional funds will be derived somewhat from internal revenues and earnings, however, the vast majority will be received from future stock offerings. These future offerings could significantly dilute the value of any previous investor's investment value.

The Company fully anticipates that the proceeds from the sale of all of the Common Shares being sold in this offering will be sufficient to provide for the Company's capital need for the next twelve months. If less than all of the Common Shares are sold or if the capital needs are greater than expected, the Company will be required to seek other sources of financing. No guarantees can be given that the Company will sell any of the Common Shares offered or that other financing will be available, if required, or if available, will be on terms and conditions satisfactory to management. The above outlined capital problems which could significantly affect the value of any Common Shares that are sold to the public and could result in the loss of an investor's entire investment

2. We have yet to attain profitable operations and because we will need additional financing to fund our exploration activities, our accountants believe there is substantial doubt about the company's ability to continue as a going concern.

The Company has prepared audited financial statements as of July 31, 2007 reporting that the Company is in its developmental stages. Its ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to the Company's ability to raise sufficient financing. Accordingly, management believes the Company's continued existence, future expansion, and ultimate profitability is fully dependent upon raising sufficient proceeds from this offering. It is important to note that even if the appropriate financing is received, there is no guarantee that the Company will ever be able to operate profitably or derive any significant revenues from its operation. The Company could be required to raise additional financing to fully implement its entire business plan.

It is also important to note that the Company anticipates that it will incur losses and negative cash flow over the next six (6) to twelve (12) months. There is no guarantee that the Company will ever operate profitably or even receive positive cash flows from full operations.

                    Risk Factors Relating to Our Company

3. Our officer has no experience in operating a an operational company with a business plan, and has no experience in evaluating the success of future products.

Our executive officer has no experience in operating an operational company with a business plan. Her history includes forming two blank check companies that had no specific business plan other to merger with an operational company. Due to her lack of experience, our executive officer may make wrong decisions and choices regarding selection of products to pursue on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations, which will result in the loss of your investment.

                   RISK FACTORS RELATING TO OUR COMPANY

4. Our products are unproven, and we may not be successful in marketing our products.

The marketing of apparel products is highly competitive, and subject to rapid change. We do not have the resources to compete with larger companies or companies who have design capabilities or distribution channels superior to ours. With the minimal resources we have available, the selection of products to market becomes very limited. Competition by existing and future competitors could result in our inability to secure any innovative products. This competition from other entities with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to successfully execute our business plan. Further, No Show cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

5. Because we are a development stage company, we have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

The Company has limited operating history and must be considered to be a developmental stage company. Prospective investors should be aware of the difficulties encountered by such new enterprises, as the Company faces all of the risks inherent in any new business and especially with a developmental stage company. These risks include, but are not limited to, competition, the absence of an operating history, the need for additional working capital, and the possible inability to adapt to various economic changes inherent in a market economy. The likelihood of success of the Company must be considered in light of these problems, expenses that are frequently incurred in the operation of a new business and the competitive environment in which the Company will be operating.

6. If our business plan is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

The financial conditions evidenced by the accompanying financial statements raise substantial doubt as to our ability to continue as a going concern. Our plans include obtaining additional capital through debt or equity financing. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

7. We face strong and varied competition from many larger companies who produce similar products to us.

In the US area, there are many larger companies who produce similar products which No Show, Inc. plans to produce. The competition includes larger companies, such as, Gap, Inc., Jockey International, Inc., Kellwood Company, the Lane Bryant division of Charming Shoppes, Inc., Sara Lee Corporation, Maidenform Brands, Inc. Triumph International, VF Corporation, the Victoria's Secret division of Limited Brands, Inc., Wacoal Corp. and The Warnaco Group, Inc.. These companies are better funded and more established than No Show, Inc.

8. We may not be able to find suitable employees, who can help us move our business forward.

The Company currently relies heavily upon the services and expertise of Doreen Zimmerman. In order to implement the aggressive business plan of the Company, management recognizes that additional clerical staff will be required. The sole officer is the only personnel at the outset of operations. The sole officer can manage the office functions and bookkeeping services until the Company can generate enough revenues to hire additional staff.

No assurances can be given that the Company will be able to find suitable employees that can support the above needs of the Company or that these employees can be hired on terms favorable to the Company.

9. We may not ever pay cash dividends if we are unable to generate profits in the future.

The Company has not paid any cash dividends on the Common Shares to date, and there can be no guarantee that the Company will be able to pay cash dividends on the Common Shares in the foreseeable future. Initial earnings that the Company may realize, if any, will be retained to finance the growth of the Company. Any future dividends, of which there can be no guarantee, will be directly dependent upon earnings of the Company, its financial requirements and other factors that are not determined. (See "CAPITALIZATION")

10. We are subject to various laws and regulations where we plan operate our business.

We are subject to federal, state and local laws and regulations affecting our business, including those promulgated under the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission as well as environmental laws and regulations. This means we may be required to make significant expenditures to comply with governmental laws and regulations, including labeling laws and privacy laws, compliance with which may require significant additional expense. Complying with existing or future laws or regulations may materially limit our business and increase our costs.
Failure to comply with such laws may expose us to potential liability and have a material adverse effect on our results of operations.


11. The intimate apparel industry is subject to pricing pressures that may cause us to reduce the future gross margins for our products.

Average prices in the intimate apparel industry have been declining over the past several years, primarily as a result of the growth of the mass merchant channel of distribution, increased competition, consolidation in the retail industry and a promotional retail environment.

To be competitive, we will be required to adjust our prices in response to these industry-wide pricing pressures. Many of our competitors source their product requirements, from lesser-developed countries to achieve lower operating costs. Our competitors may possibly source from regions with lower costs than those of our sourcing partners and those competitors may apply such additional cost savings to further reduce prices.

Moreover, increased customer demands for markdown allowances, incentives and other forms of economic support reduce our gross margins and affect our profitability. Our financial performance may be negatively affected by these pricing pressures if we are forced to reduce our prices without being able to correspondingly reduce our costs for finished goods or if our costs for finished goods increase and we cannot increase our prices.

12. We may not be able to keep pace with constantly changing fashion trends, and if we misjudge consumer preferences, the image of one or more of our brands may suffer and the demand for our products may decrease.

Our success will depend, in part, on management's ability to anticipate and respond effectively to rapidly changing fashion trends and consumer tastes and to translate market trends into appropriate, saleable product offerings. If we are unable successfully to anticipate, identify or react to changing styles or trends and misjudge the market for our products or any new product lines, our sales may be lower and we may be faced with a significant amount of unsold finished goods inventory. In response, we may be forced to increase our marketing promotions, to provide markdown allowances to our customers, or to liquidate excess merchandise, any of which could have a material adverse effect on our net sales and profitability. Our brand image may also suffer if customers believe that we are no longer able to offer innovative products, respond to the latest fashion trends or maintain the quality of our products.

Even if we are able to anticipate and respond effectively to changing fashion trends and consumer preferences, our competitors may quickly duplicate or imitate one or more aspects of our products, promotions, advertising, brand image and business processes, whether or not they are protected under applicable intellectual property law, which may materially reduce our sales and profitability.

13. The loss of one or more of our future suppliers of finished goods or raw materials may interrupt our supplies.

We plan to purchase intimate apparel designed by us from a limited number of third-party manufacturers. We do not have any material or long-term contracts with any of our suppliers. Furthermore, our finished goods suppliers also purchase the fabrics and accessories used in our products from a limited number of suppliers. The loss of one or more of these vendors could interrupt our supply chain and impact our ability to deliver products to our customers, which would have a material adverse effect on our net sales and profitability.

14. Increases in the price of raw materials used to manufacture our products could materially increase our costs and decrease our profitability.

The principal fabrics used in our business are made from cotton, synthetic fabrics and cotton-synthetic blends. The prices for these fabrics are dependent on the market price for the raw materials used to produce them, primarily cotton and chemical components of synthetic fabrics, and there can be no assurance that prices for these and other raw materials will not increase in the near future.

These raw materials are subject to price volatility caused by weather, supply conditions, power outages, government regulations, economic climate and other unpredictable factors. Fluctuations in crude oil or petroleum prices may also influence the prices of related items such as chemicals, dyestuffs, man-made fiber and foam. Any raw material price increase would increase our cost of sales and decrease our profitability unless we are able to pass higher prices on to our customers. In addition, if one or more of our competitors is able to reduce its production costs by taking advantage of any reductions in raw material prices or favorable sourcing agreements, we may face pricing pressures from those competitors and may be forced to reduce our prices or face a decline in net sales, either of which could have a material and adverse effect on our business, results of operations and financial condition.

15. The worldwide apparel industry is heavily influenced by general economic conditions.

The apparel industry is highly cyclical and heavily dependent upon the overall level of consumer spending. Purchases of apparel and related goods tend to be highly correlated with changes in the disposable income of consumers. Consumer spending is dependent on a number of factors, including actual and perceived economic conditions affecting disposable consumer income (such as unemployment, wages and salaries), business conditions, interest rates, availability of credit and tax rates in the general economy and in the international, regional and local markets where our products are sold. As a result, any deterioration in general economic conditions, reductions in the level of consumer spending or increases in interest rates could adversely affect the future sales of our products.

A return to recessionary or inflationary conditions, whether in the United States or globally, additional terrorist attacks or similar events could have further adverse effects on consumer confidence and spending and, as a result, could have a material adverse effect on our financial condition and results of operations.

16. Our principal stockholder, officer and director own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our officer and our principal stockholder, in the aggregate, beneficially own approximately or have the right to vote approximately 71.2% of our outstanding common stock. As a result, these two stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these two individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

                  RISK FACTORS RELATING TO OUR COMMON SHARES


17. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.


18. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.
For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

19. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC and we close the offering of 6,050,000 shares. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between No Show, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

20. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. We do plan to register our post-effective amendment by coordination with the Securities Division of the State of Nevada, pursuant to NRS Section 90.480. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

21. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

22. No Show will not receive any of the proceeds from the selling of shares offered in this prospectus.

We will not receive any proceeds from the sale of the common stock by the selling shareholders offered in this prospectus.

23. We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance with the SEC, making it difficult for investors to sell their shares, if at all.

We may plan to locate a market maker following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

Note: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Prospectus potential investors should keep in mind other possible risks that could be important.

                                   CAPITALIZATION

The following table sets forth, as of July 31, 2007 the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.


                                                  Actual
                                              July 31, 2007
                                              -------------
Debt                                           $       -

Stockholders Equity

Preferred Stock  (0 shares issued                     -
                and outstanding)
Common Stock (21,050,000 shares
         issued and outstanding)                 21,050
Additional Paid-in Capital                       12,950
Earnings (Deficit)                              (19,000)

   TOTAL STOCKHOLDER'S EQUITY                    15,000
                                              ---------
   TOTAL CAPITALIZATION                       $  15,000
                                              =========


                       FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of No Show, Inc., and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect No Show's future results and could cause those results to differ materially from those expressed in such forward looking statements.

                              OFFERING INFORMATION

This prospectus relates to the following:

The resale by certain selling security holders of the Company of up to 6,050,000 shares of common stock in connection with the resale of shares of common stock issued by us in private placements transactions were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act promulgated thereunder as a transaction involving a public offering. The selling shareholders may sell their shares of our common stock at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will seek or be able to obtain an OTCBB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.

                               USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         DETERMINATION OF OFFERING PRICE

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the "Exchange Act"). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

                                  DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              DIVIDEND POLICY

The Company has not paid any cash dividends on the Common Stock to date, and there are no plans for paying cash dividends on the Common Stock in the foreseeable future. Initial earnings that the Company may realize, if any, will be retained to finance the growth of the Company. Any future dividends, of which there can be no guarantee, will be directly dependent upon earnings of the Company, its financial requirements and other factors.

                          DESCRIPTION OF BUSINESS

Our Company

We are in the business of designing and marketing women's intimate apparel. Activities to date have been limited primarily to organization, initial capitalization, establishing an appropriate operating facility in Las Vegas, Nevada, and commencing with initial operational plans. As of the date of this offering circular, the Company has developed a business plan, established administrative offices and started to design its women's intimate apparel product(s).

Our principal executive offices and our headquarters is located at 3415
Ocatillo Mesa Way, North Las Vegas, NV   89031, and our telephone number at
this address is (702) 277-7366.

Company History

No Show, Inc. ("No Show" or "The Company") was incorporated in the State of Nevada on August 23, 2005 (File Number E0559542005-7).

As the Company was being organized, management developed a business plan to design and market women's intimate apparel.

In order to fund its business plan, management applied to the Securities Division of the State of Nevada for a permit to sell securities in the Company. Management prepared an offering document and applied for the permit in October, 2005. The permit was issued in November, 2005.

Management, obtained a permit from the State of Nevada to act as Agent of the Issuer. Management spent six months before closing this offering in May, 2006. The offering raised $10,000 from approximately 35 investors. During this time, management was focused on raising money rather than executing a business plan.

From June through November, 2006, management started developing the designs and patterns for its intimate apparel.

On November 17, 2006, the Company filed Articles of Merger with BioSecurity Technologies, Inc., a Nevada corporation. Both BioSecurity and No Show, Inc. agreed that this merger should not have taken place, and on January 17, 2007, the Company filed a Certificate of Correction the Nevada Secretary of State to return both companies to their pre-Merger separate corporation status.

From January through May, 2007, the Company was in a transitional phase, as the former officer/director struggled with the Company's business plan. She lacked the experience to move the business plan forward.

In May, 2007, the original founder of the Company was no longer interested in working for the Company. She contacted legal counsel to find someone to replace her. Upon identifying a replacement, the original officer/director, resigned her position in the Company. Prior to her resignation, she appointed Mrs. Doreeen Zimmerman to replace her as director of the Company.

Mrs. Doreen Zimmerman, began to rejuvenate the original business plan. In July, 2007, the Company started its search to identify a source for its fabric requirements.

Management determined, that in order to execute the business plan, the Company needed to raise additional money. Steps were taken to prepare the Company to file a Registration Statement with the U.S. Securities Exchange Commission. As a fully reporting Company, management believed that this might help the Company to raise the funding it requires.

The Company filed a Registration Statement on Form SB-2 on August 31, 2007.


Business Plan

Our business is to design and market women's intimate apparel. Emphasis is utilizing fabric and stitch design which would not show through regular clothing as undergarments. Once management designs these undergarments, clothing contract manufacturers will be identified to replicate these garments. Management believes the Company's success will be determined by its ability to create brand awareness, acquire customers and produce its products at a competitive price. The Company has developed a few strategies to accomplish this goal. Management plans to shop for clothing contract manufacturers outside of the U.S. preferably Mexico to produce its intimate apparel garments. At this time, management has not enlisted or signed any contract manufacturing contracts or agreements. Management has developed two patterns for its intimate apparel garments and is now in the process of identifying the type of fabrics to be used for its future products. The process to identify the fabrics to be used includes the following: a) availability of the fabric; b) cost of the fabric; c) durability; d) moisture-wicking fabric (a moisture-wicking fabric is a fabric that pulls moisture away from the skin to keep the body dry, as compared to a natural fiber like cotton that retains moisture; e) comfortable; f) a fabric which will allow invisible seams; and g) a machine washable fabric. Until we can identify and source the fabric to be used in our garments, it would be difficult to predict a price point for our product(s).

In an effort to identify a source to supply a fabric which meets this criteria, management has been requesting sample material (known in the industry as a "swatches") and prices from various suppliers in the U.S., China and Mexico. The suppliers contacted have not been responsive, as they recognize that No Show is a start-up company with no operating history. Management is determined to find a supplier that would be willing to work with the Company. The search for suppliers has been made utilizing the internet and the Thomas Register Directory (an industry source book).

Management recognizes that the retail price point must be competitive in order to sell product, it is for this reason that the fabric selection process has taken so long to complete.

With our limited resources, management does not plan on hiring subcontractors or consultants to help design more intimate apparel clothing patterns. Our management will undertake this responsibility.

Business Plan Timeline

The following is an outline of the proposed milestones for our business plan:

                                                            Anticipated
                                 Manner                     time needed to
        Milestone                of achievement             complete milestone
  ----------------------------------------------------------------------------

1.    Business started    Completion of private offering   Already completed

2.    Clothing            Patterns developed               Already completed
      designed

3.    Design              Following fabric                 Next four months
      made                selection process

4.    Company becomes     Files Registration               In process
      non-deficient       with SEC and completes
      fully reporting     comments

5.    Broker-dealer       Company seeks a                  Following
      applies for         market maker                     Effectiveness
      OTC-BB listing                                       of Registration

6.    Business plan       Pipe transaction (stock          Three months after
      funding             must be trading)                 OTC-BB listing

7.    Clothing            Through a contract               Three months
      produced            manufacturer                     after funding

8.    Clothing            On consignment sale              Six months after
      marketed                                             funding

The above timeline does not take into account possible delays that may arise. If we experience any difficulties or delays during our plan of operation, it could take substantially longer to complete the final production of our intimate apparel product(s). The above is also subject to the Company obtaining the necessary additional financing (Item 6 above).

Marketing Plan

Since we are based in Las Vegas, Nevada, the initial marketing of our products will be directed towards specialty boutique stores in Las Vegas, Nevada, and stores located in the Las Vegas casinos. Initially, management will undertake the responsibility of knocking-on-doors to promote its intimate apparel line. Management will be responsible for developing sales brochures for our product line.

In order to build distribution for our intimate apparel line, management would consider placing product on consignment with local retailers. In this sense, the local retailers would not need to purchase inventory of a new line, which may or might not sell. Under this arrangement, when a retailer sells our merchandise to the customer, the retailer becomes obligated to pay us from the proceeds of the sale. If the product does not sell, the retailer can return the product to us without incurring the cost of purchasing the merchandise out of their own funds. This method of distribution may be needed to help us build brand awareness. We do not expect that each store would stock more than six items, per size, in inventory. Therefore, if we used the consignment method to obtain initial distribution, we would limit our costs of providing inventory by limiting the number of stores, and the amount of merchandise to be carried by each store.

If this method of distribution becomes successful, and our products are accepted by the consumers, management will hire manufacturing sale representatives who will market the products to larger retailer outlets in other geographic locations in the U.S.


The Industry

The apparel industry is highly cyclical and heavily dependent upon the overall level of consumer spending. Purchases of apparel and related goods tend to be highly correlated with changes in the disposable income of consumers. Consumer spending is dependent on a number of factors, including actual and perceived economic conditions affecting disposable consumer income (such as unemployment, wages and salaries), business conditions, interest rates, availability of credit and tax rates in the general economy and in the international, regional and local markets where our products are sold. As a result, any deterioration in general economic conditions, reductions in the level of consumer spending or increases in interest rates in any of the regions in which we compete could adversely affect the sales of our products.

A return to recessionary or inflationary conditions, whether in the United States or globally, additional terrorist attacks or similar events could have further adverse effects on consumer confidence and spending and, as a result, could have a material adverse effect on the Company's future financial condition and results of operations.

NOTE: Because the Disclosure Document focuses primarily on details concerning the Company rather than the industry which the Company operates or will operate, potential investors may wish to conduct their own separate investigation of the Company's industry to obtain broader insight into assessing the Company's prospects.

Competition

The intimate apparel industry is highly competitive. Competition is generally based upon product quality, brand name recognition, price, selection, service and purchasing convenience. Both branded and private label manufacturers compete in the intimate apparel industry. Major competitors include: Gap, Inc., Jockey International, Inc., Kellwood Company, the Lane Bryant division of Charming Shoppes, Inc., Maidenform Brands, Inc., Sara Lee Corporation, Triumph International, VF Corporation, the Victoria's Secret division of Limited Brands, Inc., Wacoal Corp. and The Warnaco Group, Inc. Because of the highly fragmented nature of the balance of the industry, both domestically and internationally, the Company will also compete with many small manufacturers and retailers. Additionally, department stores, specialty stores and other retailers, have significant private label product offerings that would compete with No Show, Inc. The Company might not be able to compete successfully with these competitors in the future. If No Show fails to compete successfully, its potential tiny market share and results of operations would be materially and adversely affected.

Most all of our competitors have significantly greater financial, marketing and other resources, broader product lines outside of intimate apparel and larger customer bases than we have and are less financially leveraged than we are. As a result, these competitors may be able to: adapt to changes in customer requirements more quickly; introduce new and more innovative products more quickly; better adapt to downturns in the economy or other decreases in sales; better withstand pressure to accept customer returns of their products or reductions in inventory levels carried by our customers; take advantage of acquisition and other opportunities more readily; devote greater resources to the marketing and sale of their products; adopt more aggressive pricing policies and provide greater contributions to retailer price markdowns.


Going Concern

The financial conditions evidenced by the accompanying financial statements raise substantial doubt as to our ability to continue as a going concern. Our plans include obtaining additional capital through debt or equity financing. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Bankruptcy and Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor

We currently have no pending or provisional patents or trademark applications.

Need for Government Approval for Our Services

We are subject to federal, state and local laws and regulations affecting our business, including those promulgated under the Occupational Safety and Health Act, the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission and various environmental laws and regulations.

Employees

We have no full time employees at this time. All functions including development, strategy, negotiations and clerical work is being provided by our officer/director on a voluntary basis, without compensation.

Management's Discussion and Analysis or Plan of Operation

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of No Show and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are focused on becoming a business that designs and markets women' intimate apparel. Our goal is to design intimate apparel utilizing fabrics and a stitch design which would not show through regular clothing.


Results of Operations for Period Ending July 31, 2007

We did not earn any revenues from inception through the period ending July 31, 2007. We do not anticipate earning revenues until such time as we have fully implemented our business plan. We are presently in the development stage of our business and we can provide no assurance that we will design, develop, or distribute any commercially viable products. We incurred operating expenses in the amount of $19,000 from inception on August 23, 2005 through the period ended July 31, 2007. These operating expenses included general and administrative expenses. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributed to our commencing of development of our product line and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934. We incurred a loss in the amount of $(19,000) from inception on August 23, 2005 through the period ended July 31, 2007. Our loss was attributed to operating expenses, organizational costs, and developmental costs.

Revenues

We had no revenues for the period from August 23, 2005 (inception) through July 31, 2007. We do not anticipate generating any revenues for the next 12 months.

Liquidity and Capital Resources

Our balance sheet as of July 31, 2007 reflects assets of $15,000 and $0 in current liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date. Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $500,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us and there can be no assurance that our shares will be quoted on the Over the Counter Bulletin Board. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

                            Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

                              DIRECTORS AND OFFICERS

Our executive officer and director and her respective ages as of July 31, 2007 are as follows:

Name                  Age     Positions and Offices Held
------------------    ---     --------------------------

Doreen E. Zimmerman   48      President and Director

The business address for our officers/directors is:  c/o  No Show, Inc., 3415
Ocatillo Mesa Way, North Las Vegas, NV   89031, and our telephone number at
this address is (702) 277-7366.

Set forth below is a brief description of the background and business experience of our officers and directors.

Doreen E. Zimmerman, President and Director
-------------------------------------------

Mrs. Zimmerman has served as the Company's director, president, and secretary since May, 2007, and will serve on the board until the next annual shareholders' meeting of the Company or until a successor is elected. There are no agreements or understandings for the officer and director to resign at the request of another person, and the above-named officer and director is not acting on behalf of, nor will act at the direction of, any other person. Mrs. Zimmerman expects to spend 2-to-8 hours per month of her time to the activities of the Company without compensation.

Set forth below is the name of the sole director and officer of the Company and her business experience during at least the last five years:

Doreen E. Zimmerman - Work Background

Seville Terrace Salon
Las Vegas, NV
Cosmetologist. Facility operates a hair solon providing hairs services to residents
1998 - Present

Plaza Assisted Living Center
Las Vegas, NV
Manager. Provide hair services to elderly residents of assisted living center and nursing home.
1996 - Present

Desert Lane Care Center
Las Vegas, NV
Manager. Provide hair services to residents of nursing home facility. 1997 - Present

Hair Therapists, Inc.
SEC file number:  000-51516
North Las Vegas, NV
President.  A "blank check" company
January 2004 to March 2006
(Company acquired by TAM of Henderson, Inc.)

DEZ, Inc.
SEC File Number: 000-52171
North Las Vegas, NV
President.  A "blank check" company
June 2006 to November 5006
(Company acquired by Tropical PC, Inc.)


Prior Blank Check Involvement
-----------------------------

The SEC reporting blank check companies that Doreen E. Zimmerman has served as President and Director are listed in the following table:


Incorporation           Form                     Date
     Name               Type       File #      of Filing        Status(1)
-------------         ---------    -------    ---------         ----------
Hair Therapists, Inc. 10SB12G     0-51516     Sept. 6, 2005    Merger (2)
DEZ, Inc.             10SB12G     0-52171     Aug. 10, 2006    Merger (3)



(1) Under Merger Status "Merger" represents a merger has occurred and the company ceased to be a blank check company by operating specific business. More detailed information for the merger is disclosed in following paragraph:

(2) On or about March 16, 2006, Hair Therapists, Inc. was purchased by TAM of Henderson, Inc. TAM of Henderson, Inc. became the successor corporation and Hair Therapists, Inc. ceased to exist. TAM of Henderson was formed to provide provides a training program to instruct servers/sellers of alcoholic beverages, in the Southern Nevada area, on how to assist customers in making responsible decisions about beverage alcohol. Pursuant to the Acquisition Agreement and Plan of Merger, TAM of Henderson purchased all issued and outstanding 230,000 shares of stock of Hair Therapists, Inc. from Doreen E. Zimmerman, its sole shareholder for $3,000 cash.

(3) On or about October 31, 2006, DEZ, Inc. merged with Tropical PC, Inc. whereby Tropical PC was the surviving corporation and DEZ, Inc. ceased to exist. Tropical PC provides a pest control management for residential and commercial properties. Pursuant to the Acquisition Agreement and Plan of Merger, Tropical PC purchased all issued and outstanding 400,000 shares of stock of DEZ, Inc. from Doreen E. Zimmerman, its sole shareholder for $5,000 cash.


Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compensation

Our officers/directors have not received any compensation. We do not anticipate paying compensation to officers/directors until our Company can generate a profit on a regular basis.

We do not have any employment agreements with our officers/directors. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.


Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer. There are no family relationships among our directors/officers and other shareholders.

Significant Employees

We have no significant employees other than Officers/Directors. We conduct our business through agreements with consultants and arms-length third parties.

Audit Committee Financial Expert

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Advisory Board

No Show does not have an advisory board.

Advisor Compensation

No Show does not have an advisory board.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

      Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of November 19, 2007, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 21,050,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.


                   Name and Address     Amount of Beneficial   Percentage
Title of Class    of Beneficial Owner         Ownership         of Class
----------------  -----------------------  ------------------   -------------
Common Stock       Doreen Zimmerman,           1,000,000            4.7%
                   3415 Ocatillo Mesa Way
                   North Las Vegas, NV 89031

Common Stock       Evagelina Esparza          14,000,000           66.5%
                   Ignacio Zaragoza No. 3
                   Apartado 44
                   Tijuana, BC  Mexico

----------------------------------------------------------------------------
Common Stock       All Executive Officers      1,000,000            4.7%
                   and Directors as a Group (1 person)

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.


               Certain Relationships and Related Transactions

Our key officer was issued 1,000,000 founders shares of the Company's $0.001 par value common stock for $1,000 cash.

Our officer/director can be considered a promoter of No Show, Inc. in consideration of her participation and managing of the business of the company. Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;
b) Any majority security holder; and
c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

                            Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 6,050,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 6,050,000 shares of common stock offered through two separate private offerings that were exempt from registration under Regulation D of the Securities Act of 1933, as amended (the "Securities
Act").   The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each upon completion of the offering; and
5.  the identity of the beneficial holder of any entity that owns the shares.

                                          Total        Total
                              Common     number of     shares to
                              shares     shares to     be owned
                              owned      be offered    upon
                              prior to   for selling   completion   Percent
                              this       Shareholder   of this      of Class
Name of Selling Stockholder   Offering   Account (1)   Offering     (2)
-----------------------------------------------------------------------------
Amone, Angela              1,002,000     1,002,000     1,002,000      4.76%
Amone, Julia               1,002,000     1,002,000     1,002,000      4.76%
Bolsa, S.A. (3)                2,500         2,500         2,500       Nil
Bonza, Rosa                    1,000         1,000         1,000       Nil
Breeze, William R.             2,500         2,500         2,500       Nil
Brown, Monique                 1,000         1,000         1,000       Nil
Concept Capital Group, Inc.(4) 1,250         1,250         1,250       Nil
Corchado, Jesus                2,000         2,000         2,000       Nil
Cortinas, Juan                 1,000         1,000         1,000       Nil
Cowan, Pamela                  1,000         1,000         1,000       Nil
Daskavich, Adam                1,000         1,000         1,000       Nil
DeStefano, Mark            1,001,500     1,001,500     1,001,500       4.75%
Esparza Barrza, Eva            2,500         2,500         2,500       Nil
Fenci, David                   1,000         1,000         1,000       Nil
Fidler, Grant                  1,750         1,750         1,750       Nil
Jesky, Rick                1,002,000     1,002,000     1,002,000      4.76%
Jesky, TJ                  1,000,000     1,000,000     1,000,000      4.75%
Loth, Jeff                     1,000         1,000         1,000       Nil
Luna, Marcus                   1,000         1,000         1,000       Nil
Mokros, Patrick                1,000         1,000         1,000       Nil
Morales, Gelana                1,000         1,000         1,000       Nil
Moreno, Jorge                  1,500         1,500         1,500       Nil
Murtha, David                  1,000         1,000         1,000       Nil
NM Capital Corp.(5)            1,000         1,000         1,000       Nil
Patterson,  Lilia              1,000         1,000         1,000       Nil
Point Blank Props, Inc.(6)     1,000         1,000         1,000       Nil
Propalo Enterprises, Inc.(7)   1,000         1,000         1,000       Nil
Salas, Christine               1,000         1,000         1,000       Nil
Smith, Margaret M.             2,000         2,000         2,000       Nil
St. Paul Venture Fund, LLC(8)  1,250         1,250         1,250       Nil
Turner, Andrew                 1,000         1,000         1,000       Nil
Valencia, Elda                 1,000         1,000         1,000       Nil
Vasquez, Esther J.         1,002,500     1,002,500     1,002,500      4.76%
Vasquez, Nancy America         2,000         2,000         2,000       Nil
Vasquez, Sandra                1,500         1,500         1,500       Nil
Velez, Tanya Leyva             1,250         1,250         1,250       Nil

TOTAL                      6,050,000     6,050,000     6,050,000     28.74%


1) This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

2) The percentage is based on 21,050,000 common shares outstanding as of July 31, 2007.

3) Bolsa, S.A., Calle 72 Este, San Francisco, Edificio Torre Anfra, Panama City, Panama, David Gonzalez is beneficial owner who has the ultimate voting control over the shares held this entity.

4) Concept Capital Group, Inc., 1000 N. Green Valley Pkwy., PMB 300-137, Henderson, NV 89074, Marcus Luna is beneficial owner who has the ultimate voting control over the shares held this entity.

5) NM Capital Corporation, 460 Punto Vallata Ave., Henderson, NV 89011, Nathan Montgomery is beneficial owner who has the ultimate voting control over the shares held this entity.

6) Point Blank Props, Inc., 63 Blaven Dr., Henderson, NV 89015, David Fencl, is beneficial owner who has the ultimate voting control over the shares held this entity.

7) Propalo Enterprises, 1000 N. Green Valley Pkwy., PMB 300-137, Henderson, NV 89074, Moses Luna, is beneficial owner who has the ultimate voting control over the shares held this entity.

8) St. Paul Venture Fund, EEC, 7900 International Dr., Suite 200, Bloomington, MN 55425, Marcus Luna, is beneficial owner who has the ultimate voting control over the shares held this entity. The President maintains an office in Henderson, NV.

The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

All of the selling shareholders:

1. have not had a material relationship with us other than as a shareholder at any time within the past two years; or
2.  has ever been one of our officers or directors.
3.  is not a broker-dealer or affiliated with a broker-dealers.

Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.

Nature of Expenses:                                   Amount
Securities and Exchange Commission registration fee   $     4
Legal fees and miscellaneous expenses*                $ 1,500
Audit Fees                                            $ 1,000
Transfer Agent fees*                                  $   500
Printing*                                             $   296
                                                      -------
Total                                                 $ 3,300
                                                      =======
*Estimated Expenses.


                            PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock may be traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. In addition, if a market for our stock does materialize, we cannot give any assurances that a public market for our securities may be sustained. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;
2.  A price related to such prevailing market price of our common stock; or
3.  Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and they may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.


Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.
When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

                                Dividend Policy

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Admission to Quotation on the OTC Bulletin Board

We intend to apply to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it
(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

                           DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000shares of common stock, with a par value of $0.001 per share. At November 19, 2007 there were 21,050,000 common shares outstanding which were held by approximately 38 stockholders of record. There are no preferred shares authorized or issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty-one (51%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our By-laws do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Rule 144 Shares

As of July 31, 2007 no shares currently issued and outstanding could be resold pursuant to Section 144 of the Securities Act. This is because no shares have been held for 2 years in order to satisfy 144(K) and no sufficient public information is available to satisfy the other 144 rules.

A total of 6,050,000 shares of our common stock will be available for resale to the public after September 30, 2007, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 21,050 shares as of the date of this prospectus, or;

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144 after September 30, 2007.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.

                                Legal Matters

The Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

                                   Experts

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of No Show, Inc. in consideration of their participation and managing of the business of the company since its incorporation.

               Indemnification for Securities Act Liabilities

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

                   Where You Can Find More Information

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS
                              --------------------

                                  No Show, Inc.

                              FINANCIAL STATEMENTS
                                  July 31, 2007



TABLE OF CONTENTS

                      PART I.  FINANCIAL INFORMATION

                              Financial Statements
                              --------------------



                                                                   PAGE
                                                                   ----
Independent Auditors' Report                                       F-1
Balance Sheet                                                      F-2
Statements of Operations                                           F-3
Statements of Changes in Stockholders' Equity                      F-4
Statements of Cash Flows                                           F-5
Notes to Financials                                                F-6


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------

To the Board of Directors
No Show Inc.
(A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of No Show Inc. (a development stage company) as of July 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the period from inception on August 23, 2005 through July 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of No Show Inc. (a development stage company) as of July 31, 2007 and the results of its operations and its cash flows for the period from inception on August 23, 2005 through July 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    August 28, 2007

             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702) 253-7499Fax (702) 253-7501

                                 No Show, Inc.
                        (a development stage company)
                                 Balance Sheet
                        July 31, 2006 and July 31, 2007



Balance Sheet



                                                    July 31,     July 31,
                                                     2007          2006
                                                  -----------  -------------
Assets

Current Assets:
   Cash                                           $        -   $        130
   Funds held in escrow                               15,000         10,000
                                                  -----------  -------------
     Total current assets                             15,000         10,130
                                                  -----------  -------------
                                                  $   15,000   $     10,130
                                                  ===========  =============


Liabilities and Stockholder's Equity

Stockholder's Equity:
   Common Stock, $0.001 par value, 75,000,000
     shares authorized, 50,000, 21,050,000
     shares issued and outstanding as of
     7/31/06 and 7/31/07, respectively                21,050             50
   Additional paid-in capital                         12,950         12,950
   Earnings (Deficit) accumulated during
     development stage                               (19,000)        (2,870)
                                                  -----------  -------------
                                                      15,000         10,130
                                                  -----------  -------------
                                                  $   15,000   $     10,130
                                                  ===========  =============


  The accompanying notes are an integral part of these financial statements.

                                No Show, Inc.
                        (a development stage company)
                          Statements of Operations
               For the years ended July 31, 2006 and July 31, 2007
                From August 23, 2005 (Inception) to July 31, 2007



Statements of Operations


                                 For the        For the           From
                                   year           year       August 23, 2005
                                   ended          ended      (Inception) to
                                 July 31,       July 31,        July 31,
                                   2007           2006            2007
                               -------------  -------------  ---------------
Revenue                        $          -   $          -   $            -

Expenses:

General and administrative
 expenses                            16,130          2,870           19,000
                               -------------  -------------  ---------------

   Total expenses                    16,130          2,870           19,000
                               -------------  -------------  ---------------

Net income (loss)              $    (16,130)  $     (2,870)  $      (19,000)
                               =============  =============  ===============

Weighted average
 number of
 common shares
 outstanding -
 basic and fully
 diluted                         21,050,000         50,000
                               =============  =============
Net (loss) per
 share - basic
 and fully
 diluted                       $      (0.00)  $      (0.00)
                               =============  =============


  The accompanying notes are an integral part of these financial statements.

                                 No Show, Inc.
                        (a development stage company)
                      Statements of Stockholders' Equity
               From August 23, 2005 (Inception) to July 31, 2007


Statements of Stockholders' Equity


                                                     Deficit
                                                    Accumulated
                                        Additional  During the     Total
                        Common Stock     Paid-In    Development Stockholders'
                       Shares    Amount  Capital        Stage      Equity
                      ---------- ------- ---------  ----------- -------------
Officer donated capital          $     - $   3,000  $        -  $      3,000

May 2006
 Common stock issued
 for cash pursuant
 to Rule 504
 offering                 50,000      50     9,950           -        10,000

Net (loss) for the
 year ended
 July 31, 2006                  -      -         -      (2,870)       (2,710)
                      ---------- ------- ---------  ----------- -------------

Balance
 July 31, 2006            50,000      50    12,950      (2,870)       10,130

September 2006
 Common stock issued
 for cash pursuant
 to Rule 506
 offering              6,000,000   6,000                               6,000

May 2007
 Common stock issued
 for cash pursuant
 to Rule 506
 offering             15,000,000  15,000                              15,000


Net (loss) for the
 year ended
 July 31, 2007                                          (16,130)      (16,130)
                      ---------- ------- ---------  ----------- --------------

Balance,
 July 31, 2007         21,050,000 $21,050 $  12,950  $  (19,000) $     15,000
                       ========== ======= =========  =========== =============


  The accompanying notes are an integral part of these financial statements.

                                No Show, Inc.
                        (a development stage company)
                          Statements of Cash Flow
               For the years ended July 31, 2006 and July 31, 2007
                From August 23, 2005 (Inception) to July 31, 2007


Statements of Cash Flow

                                 For the        For the           From
                                   year           year       August 23, 2005
                                   ended          ended      (Inception) to
                                 July 31,       July 31,        July 31,
                                   2007           2006            2007
                               -------------  -------------  ---------------
Cash flows from operating activities:
Net income (loss)              $    (16,130)  $     (2,870)  $      (19,000)
                               -------------  -------------  ---------------
Net cash (used) from operating
 activities                         (16,130)        (2,870)         (19,000)


Cash flows from financing activities:
Issuances of common stock            21,000         10,000           31,000
Officer donated capital                              3,000            3,000
                               -------------  -------------  ---------------
Net cash provided from financing
 activities                          21,000         13,000           34,000


Net increase (decrease) in
 cash                                 4,870         10,130           15,000
Cash and
 equivalents-
 beginning                           10,130              -                -
                               -------------  -------------  ---------------
Cash and
 equivalents-
 ending                        $     15,000   $     10,130   $       15,000
                               =============  =============  ===============

Supplemental disclosures:
 Interest paid                 $          -   $          -   $            -
                               =============  =============  ===============
 Income taxes paid             $          -   $          -   $            -
                               =============  =============  ===============

  The accompanying notes are an integral part of these financial statements.

                               NO SHOW, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               July 31, 2007

NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

No Show, Inc. ("the Company") was incorporated under the Laws of the state of Nevada on August 23, 2005. The Company has been in the development stage since inception and has had limited operations to date. On November 17, 2006, the Company filed Articles of Merger with BioSecurity Technologies, Inc., a Nevada corporation. Both BioSecurity and No Show, Inc. agreed that this merger should not have taken place, and on January 17, 2007, the Company filed a Certificate of Correction the Nevada Secretary of State to return both companies to their pre-Merger separate corporation status.

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has cash assets of $15,000 and no debt as of July 31, 2007. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year-end
--------
The Company has selected July 31 as its year-end.

                                NO SHOW, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                                July 31, 2007

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES-CONTINUED

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue, and has incurred losses of $(19,000) to date. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to continue executing the company's business plan in order to supply the needed cash flow.

NOTE 4.   STOCKHOLDERS'EQUITY

Common Stock
------------

On July 31, 2006, the Company issued 50,000 shares of its $0.001 par value common stock pursuant to a regulation 504 offering.

On September 30, 2006, the Company issued 6,000,000 shares of its $0.001 par value common stock pursuant to a regulation 506 offering.

On July 31, 2007, the Company issued 15,000,000 shares of its $0.001 par value common stock pursuant to a regulation 506 offering.

There have been no other issuances of common stock.

NOTE 5.   RELATED PARTY TRANSACTIONS

The officer and director of the Company is involved in other business activities. This person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                               NO SHOW, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               July 31, 2007


NOTE 6.    PROVISION FOR INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%

NOTE 7.  REVENUE AND EXPENSES

Revenue recognition
-------------------

The Company recognizes revenue on an accrual basis as it invoices for services." Revenue is generally realized or realizable and earned when all of the following criteria are met: 1) persuasive evidence of an arrangement exists between the Company and our customer(s); 2) services have been rendered;
3) our price to our customer is fixed or determinable; and 4) collectibility is reasonably assured. For the period from August 23, 2005 (inception) to July 31, 2007, the Company has not recognized any revenues.



NOTE 8.   OPERATING LEASES AND OTHER COMMITMENTS:

The Company also has no assets or lease obligations.

                                NO SHOW, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                                July 31, 2007


NOTE 9   RECENT PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.